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                                                                    EXHIBIT 23.2





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 33-26867, 33-31564, 33-32683, 33-60785 and 333-05399 of Lyondell Chemical
Company on Form S-8 of our report on Lyondell CITGO-Refining LP dated February 11, 1999, appearing in this Annual Report on Form 10-K of Lyondell Chemical Company for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Houston, Texas
March 24, 1999